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                                                                    EXHIBIT 23.3

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1996 Stock Option Plan of Premier Laser Systems, Inc. of our report dated May 1, 1997, with respect to the consolidated financial statements and schedule of Premier Laser Systems, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, as amended, filed with the Securities and Exchange Commission.


Orange County, California
March 16, 1998